UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2004

BearingPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive

McLean, VA 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 4, 2004, BearingPoint, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2004 and filed a Current Report on Form 8-K to report these results (the “Original Report”). A copy of the press release was attached as Exhibit 99.1 to the Original Report (the “Original Press Release”). On November 9, 2004, the Company filed a Form 8-K/A to amend the Original Report.

Subsequently, the Company discovered an error that resulted in its accounts receivable being overstated by $92.9 million and its unbilled revenue being understated by $92.9 million for the period ended September 30, 2004. The line items “Current Assets – Accounts Receivable, Net” should have been $366,832 and “Current Assets – Unbilled Revenue” should have been $446,404 (such dollar amounts in thousands) in the Original Press Release. In addition, the Note at the bottom of page 8 of the Original Press Release (“Note: Prior quarters have been reclassified to conform with current presentation.”) should have been on the bottom of page 9.

The Original Press Release, as revised, is available on the Company’s website, www.bearingpoint.com.

On November 18, 2004, the Company issued a press release regarding the error. A copy of the press release is furnished as Exhibit 99.1 to this report.

For the complete financial results of the Company for the quarter ended September 30, 2004, see the Company’s Form 10-Q/A for the quarterly period ended September 30, 2004 that was filed today.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1	Press Release of Bearing Point, Inc., dated November 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2004	BearingPoint, Inc.

	By:	/s/ Robert S. Falcone
Robert S. Falcone Executive Vice President and Chief Financial Officer